SHARE AND OPTION PURCHASE AGREEMENT

     THIS SHARE AND OPTION PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of April 2000 (the "Effective Date") by and between Kelvin John Claney, Robin Jan Marney and William Ainslie Reece (collectively "Trustee"), in their capacity as trustees of The Better Block Trust created by Deed dated 1 January 1994, Moran Dome Explorations, Inc., a Nevada corporation ("Buyer"), and, solely as to Section 1.9 hereof, Better Blocks International Limited.

                                    RECITALS

     A. Trustee desires to sell certain stock, which affords ownership of companies that own certain assets, including an infomercial production and know-how related thereto, in accordance with the terms and conditions of this Agreement.

     B. Trustee desires to sell an option to purchase certain other stock, which affords ownership of a company that own certain assets, including the tooling and intellectual property relating to the product known as "Better Blocks" and know-how related thereto, in accordance with the terms and conditions of this Agreement.

     C. Buyer desires to purchase such stock and option in accordance with the terms and conditions hereof.

NOW  THEREFORE,      in  consideration  of the mutual promises contained in this
Agreement,  the  parties  agree  as  follows:

1.     PURCHASE  AND  SALE  OF  SHARES  AND  OPTION

     1.1     Shares  and Option Subject to Sale and Purchase.     Subject to the
             -----------------------------------------------
terms and conditions herein, Buyer, relying on Trustee's warranties and representations made in this Agreement, shall purchase from Trustee, and Trustee shall transfer to Buyer all of its right, title and interest in and to the Shares.

          1.1.1 The "Shares" consist of equity interests in Windowshop PC.Com Limited ("WSL"), R.J.M. Ventures Limited ("RJML") and Better Blocks International Limited ("BBI") (WSL, RJML and BBI known collectively as the "Companies"), all of which are limited liability companies formed under the Laws of New Zealand. The Shares of WSL and RJML shall be known as the "Purchased
Shares" and the Shares of BBI shall be known as the "Optioned Shares"; and as the case may warrant, Shares of specific Companies may be referred to as "WSL Shares", "RJML Shares" or "BBI Shares".

          1.1.2     Trustee  represents  and  warrants  to  Buyer  that:

               a. The Shares constitute all of the issued and authorized capital of the Companies;


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               b.    They are duly authorized to sell the Shares pursuant to the terms and conditions of this Agreement, and that all consents, resolutions and approvals necessary for the transactions contemplated by this Agreement to be consummated are in place;

               c. They have good and marketable title to the Shares, and upon consummation of the transactions contemplated by this Agreement, Buyer will hold title to the Shares free and clear of any liens or encumbrances; and

               d. Upon consummation of the transactions contemplated by this Agreement, by virtue of owning the Shares, Buyer will control the IP Assets, all of which are owned by the Companies.

     1.2     Covered  Assets.     The  Production  Rights,  Proprietary  Rights,
             ---------------
Inventory, Development Rights, Hard Assets if necessary, Licenses and any assets or rights to be transferred to the Companies pursuant to Section 4.2.3 are collectively referred to as the "IP Assets", including:

          1.2.1 All video productions and methods of production and the contracts and rights to sell and market related thereto (the "Production Rights") described in Schedule 1.2.1.

          1.2.2 All patents, patent application, copyrights, trade secrets, trademarks, trade names and other proprietary rights based, in whole or in part, or included in or covering the Production Rights, or any portion thereof (the "Proprietary Rights"), and more specifically defined and described in Schedule 1.2.2.

          1.2.3 All inventory of the Production Rights or any portions thereof (the "Inventory"), more specifically defined and described in Schedule 1.2.3.

          1.2.4 All development rights to the Production Rights, including but not limited to, all OEM and VAR rights (the "Development Rights").

          1.2.5 All hard assets relating to and necessary to run the Production Rights or any portions thereof (the "Hard Assets") more specifically defined and described in Schedule 1.2.5.

          1.2.6 All licenses, contracts, permits and approvals relating to or affecting the Production Rights (the "Licenses") more specifically defined and described in Schedule 1.2.6.

The IP Assets owned by virtue of or acquired in connection with the purchase of the Purchased Shares shall be known as the "Acquired IP Assets", and the IP Assets owned by BBI or provided by Trustee or BBI in connection with their obligations under this Agreement shall be known as the "Licensed IP Assets".

     1.3     Encumbrances.  The IP Assets shall, except as disclosed in Schedule
             ------------
1.3, at the time of Closing be free and clear of all obligations, security interests, liens, infringements and encumbrances whatsoever. Except as may be permitted by Buyer during the pendency of the BBI License (as defined below),


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the  Licensed  IP Assets shall, except as disclosed in Schedule 1.3, at the time of the closing of the Option (as defined below) be free and clear of all obligations, security interests, liens, infringements and encumbrances whatsoever.

     1.4     Purchase  Price.  The  total  purchase  price  for  the sale of the
             ---------------
Purchased Shares and Option to Buyer, in the aggregate, is the sum of Sixteen Million Five Hundred and Ninety Thousand Seven Hundred and Twenty Three U.S. Dollars and Twenty Seven U.S. Cents ($16,590,723.27 U.S.). The purchase price shall be allocated among the Purchased Shares, Option and/or Acquired IP Assets as determined by Buyer. The Option shall be exercised as set forth in Section
1.8. The total purchase price for the Purchased Shares and the Option shall be payable by Buyer's issuance of Eight Million (8,000,000) shares of its stock (the "Buyer Stock") to Trustee and a Five Hundred and Ninety Thousand Seven Hundred and Twenty Three U.S. Dollars and Twenty Seven U.S. Cents ($590,723.27 U.S.) promissory note in substantially the form attached as Exhibit A (the "Purchase Note").

     1.5     Closing.  The  completion  of  the  transactions  contemplated  by
             -------
Section 1.4 is the "Closing", which shall take place on the 1st day of April 2000, or such later date as may be mutually agreed upon by the parties.

     1.6     Access  and  Information.  Trustee  shall  give  to  Buyer, Buyer's
             ------------------------
accountants, technical personnel, counsel and other representatives reasonable access, during normal business hours both before and after Closing, to the IP Assets, along with any books, records, contracts and commitments of Trustee in respect of the IP Assets, and shall furnish Buyer with information concerning the Shares and IP Assets as Buyer may reasonably request.

     1.7     Conduct  of  Business.  Trustee  warrants  and  represents  to  and
             ---------------------
covenants and agrees with Buyer that, pending completion of the Closing, unless otherwise agreed in writing by Buyer:

          1.7.1 The Companies shall not sell, license, contract, commit or otherwise encumber IP Assets;

          1.7.2 The Companies shall carry and continue in force and effect through Closing, fire and extended coverage insurance on the IP Assets as is in existence as of the Effective Date;

          1.7.3 The Companies shall not amend or modify any agreement to which it is a party that relates in any way to IP Assets, without Buyer's prior written consent;

          1.7.4 The Companies and their officers, employees or contractors shall use their best efforts to preserve the IP Assets in good and working order. The Companies shall preserve for Buyer the good will and business relationships they have with customers relating to IP Assets or any portion thereof.

     1.8     Option.  The  "Option"  consists  of  Buyer's  exclusive  right  to
             ------
purchase the Optioned Stock from Trustee according to the terms and conditions of this Section 1.8.

          1.8.1     The  Option  shall  have  an initial term of ten (10) years.


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During  the first five (5) years of the Option term, the Option may be exercised by mutual agreement between Buyer and Trustee. At the end of the first five years, and at the end of each year thereafter during which Trustee extends the term of the Option pursuant to this sentence, Trustee may extend the term of the Option by one year. During any such year during which Trustee extended the term of the Option pursuant to the preceding sentence, the Option may be exercised by mutual agreement between Buyer and Trustee. Once less than five (5) years remain in the term of the Option, Buyer may exercise the Option in its sole discretion. Buyer may terminate the Option term at any time in its sole discretion.

          1.8.2 The exercise price for the sale of the Optioned Shares to Buyer is Five Hundred Thousand (500,000) shares of Buyer's stock and shall by satisfied by Buyer's issuance of Five Hundred Thousand (500,000) shares of its stock to Trustee.

          1.8.3 To commence the closing of the exercise of the Option, Buyer shall deliver to Trustee a notice specifying the time and place at which Trustee shall close the Option (the "Option Closing"). At the Option Closing, Trustee shall deliver to Buyer with respect to the Optioned Shares and Licensed IP Assets those items called for, mutatis mutandi, by Section 4.1, and Buyer shall deliver to Trustee with respect to the Optioned Shares and Licensed IP Assets those items called for, mutatis mutandi, by Section 4.3.

          1.8.4 At the Option Closing, except with respect to matters permitted by Buyer during the pendency of the BBI License, Trustee shall be deemed to restate, as of the date of the Option Closing and with respect to the Optioned Shares, the Licensed IP Assets and the Option Closing, the representations and warranties contained in Sections 1.1.2 and 2.1 through 2.11.

          1.8.5 At the Option Closing, Buyer shall be deemed to restate, as of the date of the Option Closing and with respect to the Optioned Shares, the Licensed IP Assets and the Option Closing, the representations and warranties contained in Sections 3.1 and 3.2.

          1.8.6 If Buyer terminates the Option term, or if the Option term expires before Buyer has exercised the Option, the consideration paid to Trustee under Section 1.4 in connection with the acquisition of the Option shall remain the property of Trustee.

     1.9     BBI  License.  During  the  Option  term specified in Section 1.8.1
             ------------
above, BBI hereby grants and Trustee hereby guaranties (without requirement for prior demand of BBI) to Buyer a license (the "BBI License") to the Licensed IP Assets according to the terms and conditions of this Section 1.9.

          1.9.1 Buyer shall have an exclusive worldwide license to all of the Licensed IP Assets, including without limitation rights to manufacture, market, distribute and provide services with respect thereto. No fee, royalty or payment other than those made under Sections 1.4 and 1.8 shall be due in connection with the BBI License. In this regard, BBI hereby acknowledges that it has received benefit in connection with its determination to enter into the BBI License.

          1.9.2 Buyer shall have the right to further develop and enhance the Proprietary Rights contained in the Licensed IP Assets, provided that any such developments and enhancements shall become Licensed IP Assets and remain


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the  property  of  BBI.  Buyer shall pay all fees and costs necessary to protect and preserve the Proprietary Rights contained in the Licensed IP Assets as and when they fall due.

          1.9.3 Buyer may use or license the Licensed IP Assets in furtherance of its business in any manner Buyer sees fit, including without limitation granting sublicenses, distribution or marketing rights or any other subdivision of the rights granted to Buyer hereunder.

2. TRUSTEE'S REPRESENTATIONS AND WARRANTIES. Trustee represents and warrants to Buyer as follows:

     2.1     Corporate  Authority.  The execution and delivery of this Agreement
             --------------------
to Buyer and carrying out the provisions hereof by Trustee have been duly authorized, and at Closing, Trustee shall furnish Buyer duly certified copies of the authorizing resolutions of Trustee.

     2.2     Non-infringement.  The  IP  Assets,  in  whole  or  in part, do not
             ----------------
infringe any patents, copyrights, trade secrets, trademarks or other proprietary rights of any third parties and no rights or licenses are required from third parties to exercise any rights with respect to IP Assets or any portion thereof.

     2.3     Proprietary  Rights.  The  Proprietary Rights are in full force and
             -------------------
effect. There are no liens, claims, proceedings or causes of action that in any way affect the validity or enforceability of the Proprietary Rights. No rights or license, express or implied, have been granted to any third parties under the Proprietary Rights or any portion thereof.

     2.4     Contracts,  Licenses,  Permits  and  Approvals.  Trustee  and  the
             ----------------------------------------------
Companies have no presently existing contracts or commitments that in any way relate to IP Assets that are not included in Schedule 1.2.6.

     2.5     Compliance.  Neither  the execution and delivery of this Agreement,
             ----------
nor any instrument or agreement to be delivered by Trustee to Buyer at the Closing pursuant to this Agreement, nor the compliance with the terms and provisions thereof by Trustee, will result in the breach of any applicable statute or regulation, or any administrative or court order or decree, nor will compliance conflict with or result in the breach of, any of the terms, conditions or provisions of the organizational documents of Trustee, as amended, or any agreement or other instrument to which Trustee is a party, or by which the Trustee is or may be bound, or constitute an event of default or default thereunder, or with the lapse of time or giving of notice or both constitute an event of default thereunder.

     2.6     Fitness  of  Inventory.  The  Inventory  as  of  the Effective Date
             ----------------------
consists of, and at Closing will consist of items of a quality and quantity usable or salable in the ordinary course of business of Trustee and are currently used by Trustee in the ordinary course of business.

     2.7     Litigation.  There  is  no  suit  or action, legal, administrative,
             ----------
arbitration or other proceeding or governmental investigation affecting IP Assets pending, or to the best knowledge and belief of Trustee, threatened against Trustee that materially or adversely affects the IP Assets. Trustee further warrants and represents that there is no outstanding judgment, decree or


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order  against  Trustee  that  affects  IP  Assets  in  any  way.

     2.8     Good  Title.  The Companies have and shall have at Closing good and
             -----------
marketable title to the IP Assets, free and clear of any and all security interest, encumbrances or liens.

     2.9     Right  of Trustee in Production Rights.  The Production Rights have
             --------------------------------------
been created solely by employees of the Companies who are under an obligation to assign all right, title and interest therein to the Companies pursuant to the terms and conditions of their employment.

     2.10     Performance.  Trustee  warrants  that  at  Closing, the Production
              -----------
Rights are in the same condition and perform as previously demonstrated to Buyer.

     2.11     Totality  of  Assets.  Trustee represents and warrants that the IP
              --------------------
Assets include all assets, rights and interests necessary to the proper and efficient operation of the infomercials generally described and documented to Buyer as the "Derma Wand Show" and the methods of manufacture and distribution for the "Better Blocks" product just before Closing.

3. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer warrants and represent to Trustee as follows:

     3.1     Corporate  Authority.  The execution and delivery of this Agreement
             --------------------
to Trustee and carrying out the provisions hereof have been duly authorized by Buyer's Board, and at Closing, Buyer shall furnish Trustee duly certified copies of the authorizing resolutions of Buyer's Board.

     3.2     Inspection and Value.  Buyer has formed its own opinion as  to  the
             --------------------
value of the Shares being purchased hereunder. Trustee's warranties include only such express written warranties as are contained in this Agreement. Any other express warranties, oral or written, not contained in this Agreement are of no force and effect. Trustee hereby disclaims all implied warranties, including without limitation, implied warranties of merchantability and implied warranties of fitness for special or ordinary uses or purposes. Buyer has inspected IP Assets to the full extent of Buyer's desire, and Trustee has given Buyer ample opportunity to conduct such inspections. IP Assets except as expressly warranted or represented herein, are purchased "As Is."

4.     CLOSING  OBLIGATIONS.

     4.1     Trustee's  Obligations  at  Closing.  At  Closing,  Trustee  shall
             -----------------------------------
execute  and  deliver  to  Buyer:

          4.1.1 Documents of conveyance and transfer to Buyer of all of the Shares.

          4.1.2 Appropriate original instruments of consent or waiver executed by third parties with respect to all contract rights of the Companies being purchased by Buyer hereunder in order more fully to effect Buyer's use of and control over the IP Assets, including, without limitation, consents by all appropriate governmental agencies, if any.

          4.1.3     Possession  of the originals of all IP Assets and all copies


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thereof; it being understood and agreed that no IP Assets or any portion thereof shall  remain  in  the  possession  or  control  of  Trustee  after  Closing.

          4.1.4 True and correct copies of resolutions duly accepted by Trustee's governing body confirming this Agreement, authorizing and carrying out all transactions contemplated herein and the execution and delivery by Trustee of all instruments then or thereafter required to do so; said resolutions to be duly certified.

          4.1.5 Such other instruments and documents as may be elsewhere herein required or reasonably requested by Buyer or its counsel.

          4.1.6 A certificate signed by the authorized representative of Trustee, dated the date of Closing, certifying that all of Trustee's representations and warranties set forth in this Agreement continue to be true on the Closing Date as if originally made on such date, except to the extent otherwise expressly provided or permitted in this Agreement.

     4.2     Trustee's Further Assurances. From time to time, at Buyer's request
             ----------------------------
and expense, whether at or after the Closing and without further consideration, Trustee shall:

          4.2.1 Execute and deliver to Buyer such instruments as may reasonably be required to carry out the intent and purpose of this Agreement.

          4.2.2 Deliver to Buyer such other data, papers and information as may be requested by Buyer to assist Buyer in the use of IP Assets.

          4.2.3 Transfer or cause the transfer to the Companies of any asset or right necessary to prevent Trustee from being in breach of its representation and warranty set forth in Section 2.11.

     4.3     Buyer's Obligations at Closing. At Closing, Buyer shall execute and
             ------------------------------
deliver  to  Trustee:

          4.3.1     The  Buyer  Stock and the Purchase Note provided for herein.

          4.3.2 True and complete copies of resolutions duly adopted by Buyer's Board duly certified by the Secretary of Buyer, which provide all necessary corporate authorization for the execution and carrying out of this Agreement and the provisions hereof.

          4.3.3 A certificate signed by the President and the Secretary of Buyer, dated the date of Closing, certifying that all representations and warranties set forth in this Agreement continue to be true on the Closing Date as if originally made on such date and the fulfillment of the covenants and agreements as of the Closing.

5.     MISCELLANEOUS.

     5.1     Governing  Law  and Venue.  This Agreement shall be governed by and
             -------------------------
construed in accordance with the laws of the State of Washington applicable to agreements made and to be performed therein. The parties agree that venue for


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any action to enforce the terms of this Agreement shall be in a federal or state court  in  King  County,  Washington.

     5.2     Notices.  Any  notice  or  other communication under this Agreement
             -------
shall be in writing and shall be considered given when delivered personally or five business days after mailing by registered mail, return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other.

          5.2.1     If  to  Trustee:    Reece  &  Co
                                        Level  2
                                        9  High  Street
                                        Auckland
                                        New  Zealand
                                        Attention:  W  A  Reece  -  Trustee

          5.2.2     If  to  Buyer:      Moran  Dome  Explorations,  Inc
                                        110  SE  4th  Avenue
                                        Suite  104
                                        Delray  Beach
                                        Florida  33483
                                        Attention:  Tom  Woolsey  -  President

          5.2.3     With a copy to:     Ogden  Murphy  Wallace,  P.L.L.C.
                                        1601  Fifth  Avenue,  Suite  2100
                                        Seattle,  WA  98101
                                        Attn:  Jim  Vandeberg

     5.3     Entire  Agreement;  Amendment.  This  Agreement shall supersede all
             -----------------------------
existing agreements between Trustee and Buyer relating to the terms of this Agreement. This Agreement may not be amended except by a written agreement signed by both parties.

     5.4     Role  of  Trustee.  Trustee  does  not  hold  the  Shares  as  an
             -----------------
individual, but solely as Trustee of The Better Block Trust. Trustee does not covenant in this Agreement, nor make representations and warranties, in a personal capacity but solely as and with intent to bind themselves and others for the time being trustees of The Better Block Trust, and the joint and several liability of the persons comprising the Trustee shall at all times and for all purposes not be a personal liability but shall be limited to the assets for the time being in their hands as such trustees; provided, however, that any scheme, device or artifice undertaken substantially for the purpose of benefiting the trustees or beneficiaries of The Better Block Trust at the expense of being able to satisfy contractual obligations under this Agreement shall result in personal liability for the Trustee.

     5.5     Waiver.  The  failure of a party to insist upon strict adherence to
             ------
any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     5.6     Assignment.  Subject to the limitations below, this Agreement shall
             ----------
inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement is


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personal  in  nature  and  shall  not  be  assignable  by  Trustee, and shall be assignable by Buyer only to any corporation resulting from the reorganization, merger or consolidation of Buyer with any other corporation or any corporation to which Buyer may sell all or substantially all of its assets, and it must be so assigned by Buyer to, and accepted as binding upon it by such other corporation, in connection with any such reorganization, merger, consolidation or sale.

     5.7     Enforcement  and  Severability.  Buyer  and  Trustee agree that the
             ------------------------------
provisions of this Agreement shall be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     5.8     Attorneys'  Fees.  In any action at law or in equity to enforce any
             ----------------
of the provisions or rights under this Agreement, the prevailing party shall be entitled to recover from the other party or parties all of its costs, expense and reasonable attorneys' fees incurred therein by the prevailing party, including costs, expenses and attorneys' fees incurred on appeal.

     5.9     Headings  and  Recitals.  The  section  headings  contained in this
             -----------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Recitals are incorporated herein and are a part of this Agreement, by this reference.

     5.10     Counterpart  and  Facsimile  Signatures.  This  Agreement  may  be
              ---------------------------------------
signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.


                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first written above.

BUYER:                                TRUSTEE:

MORAN  DOME  EXPLORATIONS,  INC.      Each  UNDERSIGNED  in their capacity  as a
                                      trustee of THE BETTER BLOCKS TRUST created
                                      by  Deed  1  January  1994


 /s/  Thomas  Woolsey
-----------------------------------

Thomas  Woolsey                           /s/  Kelvin  Claney
-----------------------------------   -----------------------------------
           [Print  Name]              Kelvin  John  Claney

Its:  President                           /s/  Robin  Jan  Marney
                                      -----------------------------------
                                      Robin  Jan  Marney


                                          /s/  William  Ainslie  Reece
                                      -----------------------------------
                                      William  Ainslie  Reece


                                      SOLELY  AS  TO  SECTION  1.9:

                                      BETTER  BLOCKS  INTERNATIONAL
                                        LIMITED



                                      By   /s/  Colleen  Claney
                                        ---------------------------------
                                        Its  Director

                                                                       EXHIBIT A
                                                                      ----------

                                    FORM OF

                                PROMISSORY NOTE


Seattle,  Washington

____________  __,  2000                                                 $500,000


     FOR VALUE RECEIVED, the undersigned, two (2) years from the date hereof, promises to pay to the order of Kelvin John Claney, Robin Jan Marney and William Ainslie Reece, in their capacity as trustees of The Better Block Trust created by Deed dated 1 January 1994, the sum of Five Hundred Thousand Seven Hundred and Twenty Three Dollars and Twenty Seven Cents ($590,723.27), in legal tender of the United States with interest thereon at the rate specified below, compounded monthly from the date hereof.

     1.     Interest Rate.  The rate of interest shall be determined monthly and
            -------------
shall be the prime lending rate, as set forth in the Money Rates section of the Wall Street Journal on the fifteenth (15th) day of each month, plus one percent (1%) per annum.

     2.     Application  of  Payments.  All payments made shall be applied first
            -------------------------
to late payment charges outstanding (if any), then to accrued interest, and then to principal.

     3.     Prepayment  of  Principal.  So long as there is no default under the
            -------------------------
terms of this note, the undersigned shall have the right to make a prepayment of the principal balance or any portion thereof without charge or premium.

     4.     Default.  If any payment is not paid when due, or if the undersigned
            -------
breach any other agreement with the holder of this note, the undersigned will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount.

          Upon default, the holder may also increase the interest rate to a rate equal to four (4) percentage points greater than the rate otherwise provided in this note, and such interest rate shall apply until the note is fully paid. In addition, the holder may include any unpaid interest and late charges at the time of acceleration as part of the amount due under this note and subject to interest at the higher rate determined according to this paragraph.

          The holder may employ attorneys or other agents to collect amounts due under this note if the undersigned is in default or to otherwise enforce the terms of this note and any agreement securing this note, and the undersigned agrees to pay all fees, costs and expenses incurred by the holder as a consequence of its default. Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any anticipated post-judgment collection charges, and all other costs of collection, including court costs.

     5.     Waiver.  The  undersigned  hereby  waives  presentment,  demand  for
            ------
payment, protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

ORAL PROMISES TO FORGIVE PAYMENT OR TO FOREBEAR ENFORCEMENT OF PAYMENT ARE NOT ENFORCEABLE.



                                      ___________________________________

                                      By:  ______________________________

                                      ___________________________________
                                                 [Print Name]

                                      Its:  _____________________________